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                                                                    Exhibit 10.4


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (this "Amendment"), made as of the 20th day of August, 2004, is entered into by Hybridon, Inc., a Delaware corporation with its principal place of business at 345 Vassar Street, Cambridge, MA 02139 (the "Company"), and Mr. Stephen R. Seiler residing at 38 Devon Road, Newton, MA 02459 ("Executive").

         WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of July 25, 2001 (the "Employment Agreement"); and

         WHEREAS, the Company and Executive desire to provide Executive with specified rights to severance benefits if Executive or the Company give notice of the termination of the Executive's employment during the period commencing on the date hereof and ending on the date 90 days after the date hereof (the "Transition Period");

         NOW THEREFORE, in consideration of these premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

         1. Defined Terms. The capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Employment Agreement.

         2. Voluntary Resignation. The Employment Agreement is hereby amended by inserting the following clause immediately after clause (v) of
Section 7(a) of the Employment Agreement and renumbering clauses (vi) and (vii) of Section 7(a) and all references to such sections of the Employment Agreement, as amended by this Amendment, to reflect the following clause:

                  "(vi) Termination by Executive Other than for Good Reason. Executive may terminate his employment under this Agreement for any reason at any time upon thirty (30) days' prior written notice to the Company. If Executive's employment hereunder is terminated by Executive under this clause (vi), the Company shall pay Executive any Accrued Obligations, provided that such amount shall be paid in a lump sum cash payment within thirty (30) days after such termination date. Executive shall remain subject to the provisions of this Agreement that, by their terms, survive the termination of Executive's employment with the Company."

         3. Severance Benefits in the Event of Voluntary Resignation. In the event that, during the Transition Period, Executive gives notice of termination of his employment under the Employment Agreement pursuant to Section 7(a)(vi) of the Employment Agreement, as amended by this Amendment, then, notwithstanding the provisions of Section 7(a)(vi) to the contrary, the Company shall provide Executive with all of the benefits to which Executive would have been entitled under Section 7(a)(v) of the Employment Agreement if he had terminated his employment and the Employment Agreement for Good Reason pursuant to Section 7(a)(v) of the Employment Agreement, including but not limited to benefits with respect to Executive's Base Salary, Accrued Obligations and stock options.


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         4.       Cause. The Company and Executive agree that, during the
Transition Period, the term "Cause," as defined in Appendix A to the Employment Agreement, shall have the meaning set forth below in lieu of the meaning currently set forth on Appendix A.


                  "Cause. "Cause" shall mean Executive's (i) material breach of any material term of this Agreement, (ii) plea of guilty or nolo contendre to, or conviction of, the commission of a felony offense or (iii) repeated unexplained or unjustified absence, or refusals to carry out the lawful directions of the Board, provided that any action or inaction described by (i) or (iii) above shall not be the basis of a termination of Executive's employment with the Company for "Cause" unless the Company provided Executive with at least twenty (20) days advance written notice specifying in reasonable detail the conduct in need of being cured and such conduct was not cured within the notice period."

         5.       Miscellaneous

         (a) The captions of the sections of this Amendment are for convenience of reference only and in no way define, limit, or affect the scope or substance of any section of this Amendment.

         (b) This Amendment shall be construed, interpreted, and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

         (c) This Amendment, together with the Employment Agreement, constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

         (d) In all respects other than as specifically provided in this Amendment, the Employment Agreement is hereby ratified and affirmed.



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         In witness whereof, the parties hereto have executed this Amendment as of the day and year set forth above.

                                       HYBRIDON, INC.


                                       By: /s/ James B. Wyngaarden
                                           -------------------------------------

                                       Title: Chairman of the Board of Directors


                                       EXECUTIVE

                                       /s/ Stephen R. Seiler
                                       -----------------------------------------
                                       Stephen R. Seiler


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